UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 16, 2014

Imation Corp.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14310	41-1838504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION WAY OAKDALE, MINNESOTA	55128

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(651) 704-4000

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) On June 16, 2014, Imation Corp. (the “Company”) announced that Paul Zeller, Senior Vice President and Chief Financial Officer will be leaving the Company to pursue other interests, effective on or about August 1, 2014. Upon his departure, Mr. Zeller will be entitled to a severance payment under the Company’s severance agreement for executive officers. Mr. Zeller will also provide certain consulting services to the Company after his departure for a period of three months, at a rate of $25,000 per month.

(c) On June 16, 2014, the Company announced the appointment of Scott Robinson, the Company’s current Vice President, Corporate Controller and Chief Accounting Officer, to serve as the Company’s Vice President, and Chief Financial Officer effective August 1, 2014 in connection with Mr. Zeller’s departure.

Mr. Robinson, age 47, joined the Company in March 2004 and held the position of Chief Accountant until August 2007, when he was appointed Corporate Controller and Chief Accounting Officer. He was appointed Vice President in February 2010. Prior to joining the Company, he was at Deluxe Corporation, where he held the position of Assistant Corporate Controller from August 2002 to March 2004 and held the position of Director of Internal Audit from June 1999 to August 2002.

In connection with the changes in Mr. Robinson’s responsibilities, the Company’s Compensation Committee approved an increase in Mr. Robinson’s annual base salary to $285,000 per year (from $255,000), effective August 1, 2014. The Company’s Compensation Committee also approved a long-term equity award for Mr. Robinson with a value of $100,000, calculated under a modified Black-Scholes valuation model, to be granted on August 4, 2014, in a combination of 75% performance cash and 25% performance restricted stock, with the same performance metrics as the May 2014 LTI grants, achievement of a level of liquidity for the years ending in 2014, 2015 and 2016 set by the Board of Directors. The performance cash and performance restricted stock will be granted under the Company’s 2011 Stock Incentive Plan, as amended and restated (2013) (the “2011 Plan”), a copy of which was attached as Exhibit 4.3 to the Company’s Form S-8 filed with the Securities and Exchange Commission on May 8, 2013, and will be subject to the terms of the Form of Executive Officer Performance-Based Cash and Performance-Based Restricted Stock Agreements attached hereto as Exhibits 10.1 and 10.2. Other than as described herein, (1) there are no arrangements or understandings between Mr. Robinson and any other persons pursuant to which Mr. Robinson was selected as Chief Financial Officer and (2) Mr. Robinson does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a participant in which the amount involved exceeds $120,000, and Mr. Robinson has not had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
10.1    Form of Performance-Based Cash Award Agreement for Executive Officers for 2014
10.2    Form of Performance-Based Restricted Stock Award Agreement for Executive Officers for 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)
June 16, 2014	By:	/s/John P. Breedlove
John P. Breedlove
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Performance-Based Cash Award Agreement for Executive Officers for 2014
10.2	Form of Performance-Based Restricted Stock Award Agreement for Executive Officers for 2014